UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

Hospitality Investors Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3950 University Drive,
Fairfax, Virginia 22030
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue, 14th Floor, New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Recapitalization and Transition to Self-Management

On March 31, 2017, the initial closing (the “Initial Closing”) under the Securities Purchase, Voting and Standstill Agreement dated as of January 12, 2017 (the “SPA”) by and among Hospitality Investors Trust, Inc. (then known as American Realty Capital Hospitality Trust, Inc., the “Company”), its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (then known as American Realty Capital Hospitality Operating Partnership, L.P., the “OP”), and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”) occurred.

Effective upon the occurrence of the Initial Closing, the Company and the OP also took certain actions and entered into certain agreements to consummate the transactions contemplated by the Framework Agreement dated as of January 12, 2017 (the “Framework Agreement”) by and among the Company, the OP, the Company’s advisor, American Realty Capital Hospitality Advisors, LLC (the “Advisor”), the Company’s property managers, American Realty Capital Hospitality Properties, LLC (the “ARC Property Manager”) and its wholly owned subsidiary American Realty Capital Hospitality Grace Portfolio, LLC (together with the ARC Property Manager, the “Property Manager”), Crestline Hotels & Resorts, LLC (“Crestline”), an affiliate of the Advisor and the Property Manager that provides property management and other services with respect to the Company’s hotel properties, American Realty Capital Hospitality Special Limited Partnership, LLC (the “Special Limited Partner”), also an affiliate of the Advisor and the Property Manager, and, for certain limited purposes, the Brookfield Investor.

Pursuant to the terms of the SPA, at the Initial Closing, the Brookfield Investor purchased: (i) one share of a new series of preferred stock of the Company designated as the Redeemable Preferred Share, par value $0.01 per share (the “Redeemable Preferred Share”), for a nominal purchase price; and (ii) 9,152,542.37 units of a new class of limited partnership interests in the OP entitled “Class C Units” (“Class C Units”), for a purchase price of $14.75 per Class C Unit, or $135.0 million in the aggregate. Subject to the terms and conditions of the SPA, the Company also has the right to sell, and the Brookfield Investor has agreed to purchase, additional Class C Units in an aggregate amount of up to $265.0 million at subsequent closings that may occur through February 2019 (“Subsequent Closings”).

The SPA, the material terms of which are described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2017, also contains certain standstill and voting restrictions applicable to the Brookfield Investor and certain of its affiliates, as well as certain other continuing agreements among the parties.

Also at the Initial Closing, pursuant to the Framework Agreement, the Company took various other actions required to effect the Company’s transition from external management to self-management, including:

•	the termination of the Company’s advisory agreement with the Advisor (the “Advisory Agreement”) and all agreements with the Property Manager related to the management of the Company’s hotel properties;

•	entering into amendments to the terms of the Company’s arrangements with Crestline related to the management of the Company’s hotel properties; and

•	certain employees of the Advisor or its affiliates (including Crestline) who had been involved in the management of the Company’s day-to-day operations, including all of the Company’s executive officers, becoming employees of the Company, and the Company entering into employment agreements with its executive officers.

The material terms of the Framework Agreement are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2017, as amended on January 17, 2017.

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In addition, the Company’s board of directors (the “Board”) is being expanded from four to seven members, with two of the current members of the Board resigning and four new directors joining the Board. The reconstituted Board will include: (i) the Company’s current and continuing lead independent director, Stanley R. Perla, and another current and continuing independent director, Abby M. Wenzel; (ii) the Company’s current and continuing chief executive officer and newly appointed director, Jonathan P. Mehlman; (iii) new directors Bruce G. Wiles (who was also appointed chairman) and Lowell G. Baron, who were each elected as Redeemable Preferred Directors (as defined below) by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share; and (iv) new directors Stephen P. Joyce and Edward A. Glickman, who were each selected by the Board and approved by the Brookfield Investor as Additional Independents (as defined below) pursuant to its rights as the holder of the Redeemable Preferred Share.

The Advisor, the Property Manager and Crestline are under common control with AR Capital, LLC (“AR Capital”) and AR Global Investments, LLC (“AR Global”), the successor to certain of AR Capital’s businesses. The Company’s material relationships with these entities (which are, except as otherwise described herein, being terminated at the Initial Closing pursuant to the Framework Agreement) are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016. Other than as described in this Current Report on Form 8-K, there are no other material relationships between the Brookfield Investor, on the one hand, and either the Company or AR Global and its affiliates, on the other hand.

Articles Supplementary

In connection with the Initial Closing, the Company filed Articles Supplementary setting forth the terms, rights, obligations and preferences of the Redeemable Preferred Share (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and the Articles Supplementary became effective upon filing.

The Redeemable Preferred Share ranks on parity with the Company’s common stock, with the same rights with respect to preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions as the Company’s common stock, except as provided therein.

At its election and subject to notice requirements, the Company may redeem the Redeemable Preferred Share for a cash amount equal to par value upon the occurrence of any of the following: (i) the first date on which no Class C Units remain outstanding; (ii) the date the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA (as defined below); or (iii) the 11th business day after the date of a Funding Failure Final Determination (as defined below) if the Brookfield Investor does not consummate the applicable purchase of Class C Units at any Subsequent Closing.

For so long as the Brookfield Investor holds the Redeemable Preferred Share; (i) the Brookfield Investor has the right to elect two directors (neither of whom may be subject to an event that would require disclosure pursuant to Item 401(f) of Regulation S-K in the Company’s definitive proxy statement) (each, a “Redeemable Preferred Director”), as well as to approve (such approval not to be unreasonably withheld, conditioned or delayed) two additional independent directors (each, an “Additional Independent”) to be recommended and nominated by the Board for election by the Company’s stockholders at each annual meeting; (ii) each committee of the Board, except any committee formed with authority and jurisdiction over the review and approval of conflicts of interest involving the Brookfield Investor and its affiliates, on the one hand, and the Company, on the other hand, is required to include at least one of the Redeemable Preferred Directors as selected by the holder of the Redeemable Preferred Share (or, if neither the Redeemable Preferred Directors satisfies all requirements applicable to such committee, with respect to independence and otherwise, of the Company’s charter (the “Charter”), the SEC and any national securities exchange on which any shares of the Company’s stock are then listed, at least one of the Additional Independents as selected by the Board); and (iii) the Company will not make a general delegation of the powers of the Board to any committee thereof which does not include as a member a Redeemable Preferred Director, other than to a conflicts committee as described above.

Beginning three months after the failure of the OP to redeem Class C Units when required to do so, until all Class C Units requested to be redeemed have been redeemed, the holder of the Redeemable Preferred Share will have the right to increase the size of the Board by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board and fill the vacancies created by the expansion of the Board, subject to compliance with the provisions of the Charter requiring at least a majority of the Company’s directors to be Independent Directors (as defined in the Charter).

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The Brookfield Investor is not permitted to transfer the Redeemable Preferred Share, except to an affiliate of the Brookfield Investor.

The holder of the Redeemable Preferred Share generally votes together as a single class with the holders of the Company’s common stock at any annual or special meeting of stockholders of the Company. However, any action that would alter the terms of the Redeemable Preferred Share or the rights of its holder (including any amendment to the Charter, including the Articles Supplementary) is subject to a separate class vote of the Redeemable Preferred Share.

In addition, the Redeemable Preferred Directors have the approval rights set forth below under “Approval Rights” pursuant to the Articles Supplementary.

The summary of the Articles Supplementary contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. The Redeemable Preferred Share was issued to the Brookfield Investor as a certificate, the form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

A&R LPA

At the Initial Closing, the Brookfield Investor and BSREP II Hospitality II Special GP OP LLC, an affiliate of the Brookfield Investor, as special general partner of the OP (the “Special General Partner”), entered into an amendment and restatement (the “A&R LPA”) of the OP’s existing agreement of limited partnership (the “Existing LPA”). In addition to establishing the terms, rights, obligations and preferences of the Class C Units, which are set forth in more detail below, and effecting revisions and amendments related thereto, the A&R LPA also effected amendments to the Existing LPA in certain other respects, including: (i) reflecting the change in name of the OP from American Realty Capital Hospitality Operating Partnership, L.P. to Hospitality Investors Trust Operating Partnership, L.P.; (ii) removing all provisions related to units of limited partnership interests in the OP entitled “Class B Units” (“Class B Units”), which the Advisor received for asset management services pursuant to the Advisory Agreement prior to October 1, 2015; and (iii) removing all provisions related to the special limited partnership interest in the OP held by the Special Limited Partner (the “SLP Interest”), pursuant to which the Special Limited Partner was entitled to receive the subordinated participation in net sales proceeds, a subordinated listing distribution and a subordinated distribution upon termination of the Advisory Agreement.

At the Initial Closing, pursuant to the Framework Agreement: (i) all 524,956 issued and outstanding Class B Units held by the Advisor were converted into 524,956 units of limit partnership in the OP entitled “OP Units” (“OP Units”), and, immediately following such conversion, those 524,956 OP Units were redeemed for 524,956 shares of the Company’s common stock; (ii) all 90 OP Units held by the Advisor were redeemed for 90 shares of the Company’s common stock, which represented all the OP Units issued and outstanding prior to the Initial Closing other than the OP Units held by the Company in its capacity as the general partner of the OP corresponding to the issued and outstanding shares of the Company’s common stock; and (iii) the SLP Interest was automatically forfeited and redeemed by the OP without the payment of any consideration to the Special Limited Partner or any of its affiliates.

The summary contained herein of the amendments to the Existing LPA effected pursuant to the A&R LPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of A&R LPA, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Rank

The Class C Units rank senior to the OP Units and all other equity interests in the OP with respect to priority in payment of distributions and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the OP, whether voluntary or involuntary, or any other distribution of the assets of the OP among its equity holders for the purpose of winding up its affairs.

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Distributions

Holders of Class C Units are entitled to receive, with respect to each Class C Unit, fixed, quarterly cumulative cash distributions at a rate of 7.50% per annum from legally available funds. If the Company fails to pay these cash distributions when due, the per annum rate will increase to 10% until all accrued and unpaid distributions required to be paid in cash are reduced to zero.

Holders of Class C Units are also entitled to receive, with respect to each Class C Unit, a fixed, quarterly, cumulative distribution payable in Class C Units of 5% per annum (“PIK Distributions”). Upon the Company’s failure to redeem the Brookfield Investor when required to do so pursuant to the A&R LPA, the 5% per annum PIK Distribution rate would increase to a per annum rate of 7.5%, and will further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%.

The number of Class C Units delivered in respect of the PIK Distributions on any distribution payment date will be equal to the number obtained by dividing the amount of PIK Distribution by the Conversion Price (as defined below).

The Brookfield Investor will receive tax distributions to the extent that the cash distributions are less than the tax (at the 35% rate) payable with respect to cash distributions, PIK Distributions, and any accrued but unpaid cash distributions. The Brookfield Investor will also receive tax distributions in certain limited situations in which it is allocated income as a result of converting Class C Units into OP Units but is unable to convert those OP Units into shares of the Company’s common stock. To the extent that the OP is required to pay tax distributions, the tax distributions will be advances of amounts the OP would otherwise pay the Brookfield Investor (e.g., if tax distributions are made with respect to PIK Distributions, then cash distributions with respect to PIK Distributions will be adjusted downward to reflect the tax distributions).

Liquidation Preference

The liquidation preference with respect to each Class C Unit as of a particular date is the original purchase price paid under the SPA or the value upon issuance of any Class C Unit received as a PIK Distribution, plus, with respect to such Class C Unit up to but not including such date, (i) any accrued and unpaid cash distributions and (ii) any accrued and unpaid PIK Distributions.

Conversion Rights

The Class C Units are convertible into OP Units at any time at the option of the holder thereof at an initial conversion price of $14.75 (the “Conversion Price”). The Conversion Price is subject to anti-dilution and other adjustments upon the occurrence of certain events and transactions.

Notwithstanding the foregoing, the convertibility of certain Class C Units may be restricted in certain circumstances described in the A&R LPA, and, to the extent any Class C Units submitted for conversion are not converted as a result of these restrictions, the holder will instead be entitled to receive an amount in cash equal to two times the liquidation preference of any unconverted Class C Units.

OP Units, in turn, are generally redeemable for shares of the Company’s common stock on a one-for-one-basis or the cash value of a corresponding number of shares, at the election of the Company, in accordance with the terms of the A&R LPA. Notwithstanding the foregoing, with respect to any redemptions in exchange for shares of the Company’s common stock that would result in the converting holder owning 49.9% or more of the shares of the Company’s common stock then outstanding after giving effect to the redemption, for the number of shares of the Company’s common stock exceeding the 49.9% threshold, the redeeming holder may elect to retain OP Units or to request delivery in cash of the cash value of a corresponding number of shares.

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Mandatory Redemption

Upon the consummation of any liquidation, sale of all or substantially all of the assets, dissolution or winding-up, whether voluntary or involuntary, sale, merger, reorganization, reclassification or recapitalization or other similar event of the Company or the OP (a “Fundamental Sale Transaction”) prior to March 31, 2022, the fifth anniversary of the Initial Closing, the holders of Class C Units are entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any other limited partnership interests in the OP:

•	in the case of a Fundamental Sale Transaction consummated on or prior to February 27, 2019, an amount per Class C Unit in cash equal to such Class C Unit’s pro rata share (determined based on the respective liquidation preferences of all Class C Units) of an amount equal to (I) $800.0 million less (II) the sum of (i) the difference between (A) $400.0 million and (B) the aggregate purchase price paid under the SPA of all outstanding Class C Units (with the purchase price for Class C Units issued as PIK Distributions being zero for these purposes) and (ii) all cash distributions actually paid to date;

•	in the case of a Fundamental Sale Transaction consummated after February 27, 2019 and prior to January 1, 2022, the date that is 57 months and one day after the date of the Initial Closing, an amount per Class C Unit in cash equal to (x) two times the purchase price under the SPA of such Class C Unit (with the purchase price for Class C Units issued as PIK Distributions being zero for these purposes), less (y) all cash distributions actually paid to date; and

•	in the case of a Fundamental Sale Transaction consummated on or after January 1, 2022, an amount per Class C Unit in cash equal to the liquidation preference of such Class C Unit plus a make whole premium for such Class C Unit calculated based on a discount rate of 5% and the assumption that such Class C Unit had not been redeemed until March 31, 2022, the fifth anniversary of the Initial Closing (the “Make Whole Premium”).

Holder Redemptions

Upon the occurrence of a REIT Event (as defined and more fully described in the A&R LPA, the Company’s failure to satisfy any of the requirements for qualification and taxation as a real estate investment trust under certain circumstances) or a Material Breach (as defined and more fully described in the A&R LPA, generally a breach by the Company of certain material obligations under the A&R LPA), in each case, subject to certain notice and cure rights, holders of Class C Units have the right to require the Company to redeem any Class C Units submitted for redemption for an amount equivalent to what the holders of Class C Units would have been entitled to receive in a Fundamental Sale Transaction if the date of redemption were the date of the consummation of the Fundamental Sale Transaction.

From time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, and at any time following the rendering of a judgment enjoining or otherwise preventing the holders of Class C Units, the Brookfield Investor or the Special General Partner from exercising their respective rights under the A&R LPA or the Articles Supplementary, any holder of Class C Units may, at its election, require the Company to redeem any or all of its Class C Units for an amount in cash equal to the liquidation preference.

The OP is not required to make any redemption of less than all of the Class C Units held by any holder requiring a payment of less than $15.0 million. If any redemption request would result in the total liquidation preference of Class C Units remaining outstanding being equal to less than $35.0 million, the OP has the right to redeem all then outstanding Class C Units in full.

Remedies Upon Failure to Redeem

Three months after the failure of the OP to redeem Class C Units when required to do so, the Special General Partner has the exclusive right, power and authority to sell the assets or properties of the OP for cash at such time or times as the Special General Partner may determine, upon engaging a reputable, national third party sales broker or investment bank reasonably acceptable to holders of a majority of the then outstanding Class C Units to conduct an auction or similar process designed to maximize the sales price. The Special General Partner is not permitted to make sales to the Special General Partner, any other holder of a majority or more of the then outstanding Class C Units or any of their respective affiliates. The proceeds from sales of assets or properties by the Special General Partner must be used first to make any and all payments or distributions due or past due with respect to the Class C Units, regardless of the impact of such payments or distributions on the Company or the OP. The Special General Partner is not permitted to take any action without first obtaining any approval, including the approval of the Company’s stockholders, required by applicable Maryland law, as determined in good faith by the Board upon the advice of counsel.

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In addition and as described elsewhere herein, three months after the failure of the OP to redeem Class C Units when required to do so:

•	the holder of the Redeemable Preferred Share would have the right to increase the size of the Board by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board and fill the vacancies created by the expansion of the Board, subject to compliance with the provisions of the Charter requiring at least a majority of the Company’s directors to be Independent Directors (as defined in the Charter);

•	the 5% per annum PIK Distribution rate would increase to a per annum rate of 7.5%, and would further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%; and

•	the standstill (but not the standstill on voting) provisions otherwise applicable to the Brookfield Investor and certain of its affiliates would terminate.

Company Liquidation Preference Reduction Upon Listing

In the event a listing of the Company’s common stock on a national stock exchange occurs prior to March 31, 2022, the fifth anniversary of the Initial Closing, the OP would have the right to elect to reduce the liquidation preference of any Class C Units outstanding to $0.10 per unit by paying an amount equal to the amount of such reduction (the “Reduction Amount”) plus a pro rata share of a Make Whole Premium attributable to such Class C Units calculated based on, for these purposes only, (i) in the case of a reduction payment prior to February 27, 2019, a number of Class C Units reflecting a funded amount of $400.0 million, whether or not such amount was entirely funded, and (ii) in the case of a reduction payment after February 27, 2019, the number of Class C Units subject to reduction. Following any such reduction and until March 31, 2024, the seven-year anniversary of the Initial Closing, the Class C Units that were subject to the reduction are convertible into a number of OP Units (the “Deferred Distribution Amount”) that, if positive, equals the Reduction Amount divided by the then current Conversion Price, less the Reduction Amount divided by the current market price for the Company’s common stock, less any excess tax distributions received divided by the current market price for the Company’s common stock. Notwithstanding the foregoing, the delivery of OP Units comprising the Deferred Distribution Amount may be restricted in certain circumstances as described in the A&R LPA, and, to the extent any OP Units are not delivered as a result of these restrictions, the holder is instead entitled to receive an amount in cash equal to the corresponding portion of the Reduction Amount associated with the Class C Units underlying any undelivered OP Units.

Company Redemption After Five Years

At any time and from time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, the Company has the right to elect to redeem all or any part of the issued and outstanding Class C Units for an amount in cash equal to the liquidation preference.

Transfer Restrictions

Subject to certain exceptions, the Brookfield Investor is generally permitted to make transfers of Class C Units without the prior consent of the Company, provided that any transferee must customarily invest in these types of securities or real estate investments of any type or have in excess of $100.0 million of assets. In addition, to the extent a transferee would hold in excess of (i) 20% of the outstanding shares of the Company’s common stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill provisions contained in the SPA, and (ii) 35% of the outstanding shares of the Company’s common stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill on voting provisions contained in the SPA.

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Preemptive Rights

For so long as no Funding Failure (as defined in the SPA) has occurred, if the Company or the OP proposes to issue additional equity securities, subject to certain exceptions and in accordance with the procedures in the A&R LPA, any holder of Class C Units that owns Class C Units representing more than 5% of the outstanding shares of the Company’s common stock on an as-converted basis has certain preemptive rights.

Approval Rights

The Articles Supplementary restrict the Company from taking certain actions without the prior approval of at least one of the Redeemable Preferred Directors, and the A&R LPA restricts the OP from taking certain actions without the prior approval of the majority of the then outstanding Class C Units. Subject to certain limitations, both sets of rights are subject to temporary and permanent suspension in connection with any Funding Failure and no longer apply if the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA.

In general, subject to certain exceptions, prior approval is required before the Company or its subsidiaries are permitted to take any of the following actions: equity issuances; organizational document amendments; debt incurrences; affiliate transactions; sale of all or substantially all assets; bankruptcy or insolvency declarations; declarations or payments of dividends or other distributions; redemptions or repurchases of securities; adoption of, and amendments to, the annual business plan required to be prepared by the Company (including the annual operating and capital budget); hiring and compensation decisions related to certain key personnel (including executive officers); property acquisitions; property sales and dispositions; entry into new lines of business; settlement of material litigation; changes to material agreements; increasing or decreasing the number of directors on the Board; nominating or appointing a director who is not independent; nominating or appointing the chairperson of the Board; and certain other matters.

After December 31, 2021, the 57-month anniversary of the Initial Closing, no prior approval will be required for debt incurrences, equity issuances and asset sales if the proceeds therefrom are used to redeem the then outstanding Class C Units in full.

In addition, notwithstanding these prior approval rights, the Board is permitted to take such actions as it deems necessary, upon advice of counsel, to maintain the Company’s status as a real estate investment trust (“REIT”) and to avoid having to register as an investment company under the Investment Company Act of 1940, as amended.

If all conditions to a Subsequent Closing are met and the Brookfield Investor does not purchase Class C Units as required pursuant to the SPA, then, subject to the notice and cure provisions set forth in the SPA, a Funding Failure (as defined in the SPA) will be deemed to have occurred and, subject to certain limitations, certain of the Brookfield Investor’s approval rights under the Articles Supplementary and the A&R LPA, the rights of Class C Units to receive PIK Distributions, the convertibility of Class C Units into OP Units and the preemptive rights of holders of Class C Units under the A&R LPA would be suspended, subject to reinstatement (including payment of any PIK Distributions and related cash distributions to the extent not made) if (i) the Brookfield Investor or any other holder of Class C Units obtains a declaratory judgment or injunctive relief preventing the suspension of these rights, (ii) the parties otherwise agree that the conditions to the applicable Subsequent Closing were not met, or (iii) the Brookfield Investor consummates the applicable purchase of Class C Units at the applicable Subsequent Closing.

If the Company or the OP obtains a final, non-appealable judgment of a court of competent jurisdiction finding that a Funding Failure has occurred at the time of the Subsequent Closing (a “Funding Failure Final Determination”), and the Brookfield Investor does not then consummate such Subsequent Closing and pay any damages required in connection with the judgment within ten business days, then (i) all of the suspended rights under the A&R LPA and the Articles Supplementary (including approval rights under the A&R LPA that had not previously been suspended) will be permanently terminated, (ii) the Company would be entitled to redeem the Redeemable Preferred Share at its par value of $0.01, (iii) the OP would be entitled to redeem all or any portion of the then outstanding Class C Units in cash for their liquidation preference, (iv) all Class C Units received in respect of all PIK Distributions accrued from the date of the Initial Closing would be forfeited, and (v) the Brookfield Investor would be required to cause each of the Redeemable Preferred Directors to resign from the Board.

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Ownership Limit Waiver Agreement

At the Initial Closing, as contemplated by and pursuant to the SPA, the Company and the Brookfield Investor entered into an Ownership Limit Waiver Agreement (the “Ownership Limit Waiver Agreement”), pursuant to which the Company (i) granted the Brookfield Investor and its affiliates a waiver of the Aggregate Share Ownership Limit (as defined in the Charter), and (ii) permitted the Brookfield Investor and its affiliates to own up to 49.9% in value of the aggregate of the outstanding shares of the Company’s stock or up to 49.9% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of the Company stock, subject to the terms and conditions set forth in the Ownership Limit Waiver Agreement.

The summary of the Ownership Limit Waiver Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Ownership Limit Waiver Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

At the Initial Closing, as contemplated by and pursuant to the SPA and the Framework Agreement, the Company, the Brookfield Investor, the Advisor and the ARC Property Manager entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, holders of Class C Units have certain shelf, demand and piggyback rights with respect to the registration of the resale under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Company’s common stock issuable upon redemption of OP Units issuable upon conversion of Class C Units, and the Advisor and the ARC Property Manager have similar rights with respect to the 525,046 and 279,329 shares of the Company’s common stock issued to them, respectively, pursuant to the Framework Agreement. For so long as registrable securities remain outstanding, the Brookfield Investor and the holders of a majority of the registrable securities have the right to make up to three requests such in any 12-month period with respect to the registration of registrable securities under the Securities Act. The Advisor and the ARC Property Manager have the right, collectively, to make one such request.

The summary of the Registration Rights Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Transition Services Agreements

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, the Company entered into a transition services agreement with each of the Advisor and Crestline (together, the “Transition Services Agreements”), pursuant to which it will receive their assistance in connection with investor relations/shareholder services and support services for pending transactions in the case of the Advisor and accounting and tax related services in the case of Crestline until June 29, 2017 except as set forth below. As compensation for the foregoing services, the Advisor will receive a one-time fee of $225,000 (payable $150,000 at the Initial Closing and $75,000 on May 15, 2017) and Crestline will receive a fee of $25,000 per month. The Advisor and Crestline are also entitled to reimbursement of out-of-pocket fees, costs and expenses. The transition services agreement with Crestline for accounting and tax related services will automatically renew for successive 90-day periods unless either party elects to terminate upon 40 days’ written notice to the other party and the monthly fee of $25,000 will continue to be payable. The transition services agreement with the Advisor with respect to the support services for pending transactions expires on April 30, 2017 unless extended for an additional 30 days by written notice delivered prior to the expiration date, upon payment of an additional $75,000.

The summary of the Transition Services Agreements contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreements, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

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Property Management Transactions

Prior to the Initial Closing, the Company, directly or indirectly through its taxable REIT subsidiaries, entered into agreements with the Property Manager, which, in turn, engaged Crestline or a third-party sub-property manager to manage the Company’s hotel properties. These agreements were intended to be coterminous, meaning that the term of the agreement with the Property Manager was the same as the term of the Property Manager’s agreement with the applicable sub-property manager for the applicable hotel properties, with certain exceptions.

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, the Company, through its taxable REIT subsidiaries, the Property Manager, Crestline and the Company’s third-party sub-property managers entered into a series of amendments, assignments and terminations with respect to the then existing property management arrangements (collectively, the “Property Management Transactions”) pursuant to the various omnibus assignment, amendment and termination agreements entered into pursuant to the Framework Agreement. The summary of these agreements contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of these agreements, copies of which are filed as Exhibits 10.5 through 10.14 to this Current Report on Form 8-K and incorporated herein by reference.

At the consummation of the Property Management Transactions, among other things:

•	property management agreements for a total of 69 hotels sub-managed by Crestline (collectively, the “Crestline Agreements”) were assigned by the Property Manager to Crestline;

•	property management agreements for a total of five additional hotels (together with the Crestline Agreements, the “Long-Term Agreements”) are being transitioned to Crestline and the sub-property management agreements with Interstate Management Company, LLC related to these properties will be terminated effective April 3, 2017;

•	in connection with the assignment of the Long-Term Agreements to Crestline, they were amended as follows:

o	the total property management fee of up to 4.0% of the monthly gross receipts from the properties was reduced to 3.0%;

o	no change to the remaining term (generally 18 to 19 years), which will renew automatically for three five-year terms unless either party provides advance notice of non-renewal;

o	the termination provisions were changed from being generally only terminable by the Company prior to expiration for cause and not in connection with a sale such that, beginning on April 1, 2021, the first day of the 49th month following the Initial Closing, the Company will have an “on-sale” termination right upon payment of a fee in an amount equal to two and one half times the property management fee in the trailing 12 months, subject to customary adjustments; and

o	if, prior to March 31, 2023, the six years immediately following the Initial Closing, the Company sells a hotel managed pursuant to a Long-Term Agreement, the Company has the right to terminate the applicable Long-Term Agreement with respect to any property that is being sold and concurrently replace it with a comparable hotel owned by the Company and managed pursuant to a short-term agreement, by terminating that hotel’s existing property manager and retaining Crestline on the same terms as the Long-Term Agreement being replaced;

•	the property management agreements with the Property Manager for the Company’s 65 other hotels have been terminated and the sub-property managers managing these hotels prior to the Initial Closing will continue to do so following the Initial Closing in accordance with property management agreements with the Company’s taxable REIT subsidiaries under the property management terms in effect prior to the Initial Closing.

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As consideration for the Property Management Transactions, the Property Manager received certain consideration in the form of cash and shares of the Company’s common stock from the Company and the OP pursuant to the Framework Agreement.

Assignment and Assumption Agreement

At the Initial Closing, as contemplated by the Framework Agreement, the Company, the Advisor and AR Global entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), pursuant to which the Advisor and AR Global assigned to the Company all rights, titles in interests in the following assets that are relevant to the Company and the OP (i) accounting systems, (ii) IT equipment and (iii) certain office furniture and equipment.

The forgoing summary of the Assignment and Assumption Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assignment and Assumption Agreement, a copy of which is filed as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference

Mutual Release

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, the Advisor, the Special Limited Partner, the Property Manager and Crestline (on behalf of themselves and each of their respective affiliates), on the one hand, and the Company and the OP, on the other hand, entered into a general mutual waiver and release (the “Mutual Release”), which generally provides for releases of all claims arising prior to the Initial Closing (whether known or unknown), except for claims under the Framework Agreement and related transaction documents. In addition, pursuant to the Framework Agreement, the parties have agreed that existing indemnification rights under the Company’s and the OP’s organizational documents, the Advisory Agreement, certain property management agreements and the existing indemnification agreement between the Company, its directors and officers, and the Advisor and certain of its affiliates survive the Initial Closing solely with respect to claims from third parties.

The summary of the Mutual Release contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Mutual Release, a copy of which is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated herein by reference.

Facilities Use Agreement

The Framework Agreement contemplates that Crestline and the OP would enter into a Facilities Use Agreement at the Initial Closing in the form attached to the Framework Agreement (the “Facilities Use Agreement”), pursuant to which the OP would sublease office space at Crestline’s principal place of business, 3950 University Drive, Fairfax, Virginia 22030, and would pay a portion of the total rent equivalent to the portion of the total space used. The term of the sublease would continue through December 31, 2019, automatically renewing for successive one-year periods unless either party delivers written notice to the other at least 120 days prior the expiration of the initial term or any renewal term. While the Facilities Use Agreement was not entered into at the Initial Closing, the Company did commence its occupation of the space at the Initial Closing on the terms contemplated by the Facilities Use Agreement, and the Company expects to ultimately enter into the Facilities Use Agreement on the terms contemplated by the Framework Agreement.

Trademark License Agreement

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, AR Capital, the Advisor, the Company and the OP entered into a trademark license agreement (the “License Agreement”), pursuant to which the Advisor granted the Company and its affiliates, solely for 90 days following the Initial Closing, a limited, nonexclusive, non-transferable, non-sublicensable, royalty-free, fully paid-up, right and license to use certain trademarks and service marks currently used by the Company in connection with its existing business in order for the Company and its affiliates to transition to the use of new trademarks.

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The summary of the License Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the License Agreement, a copy of which is filed as Exhibit 10.17 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Grace Agreements

At the Initial Closing, the Company, through a wholly owned subsidiary, entered into substantially identical amendments (together, the “Grace Amendments”) to the Amended and Restated Limited Liability Company Agreements (the “Grace Agreements”) of HIT Portfolio I Holdco, LLC and HIT Portfolio II Holdco, LLC (formerly known as ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, respectively, and, together, the “Grace Holdcos”), each of which is an indirect subsidiary of the Company and an indirect owner of 115 hotels.

The Grace Agreements were initially entered into on February 27, 2015 to finance a portion of the purchase price of the hotels through the issuance of preferred equity interests in the Grace Holdcos (the “Grace Preferred Equity Interests”). The material terms of the Grace Preferred Equity Interests are described in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2015 and in subsequent periodic filings made by the Company with the SEC.

The Grace Amendments were entered into in connection with the Company obtaining the consent of the holders of the Grace Preferred Equity Interests, W2007 Equity Inns Senior Mezz, LLC, W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, the “Grace Holders”), the receipt of which was a condition to the Brookfield Investor’s obligation to consummate the Initial Closing under the SPA. Consistent with the Company’s obligation under the Grace Agreements to use 35% of the proceeds from any issuances of interests in the Company or any of its subsidiaries to redeem the Grace Preferred Equity Interests and the terms of the SPA, the Company redeemed $47.3 million in liquidation value of Grace Preferred Equity Interests with a portion of the proceeds from the Initial Closing. Pursuant to the terms of the Grace Agreements, the Company is also required to redeem an additional $19.4 million in liquidation value, representing 50.0% of the aggregate amount originally issued, by February 27, 2018, and the remaining $223.5 million in liquidation value by February 27, 2019. The Company also has other redemption obligations to the Grace Holders, including with respect to the proceeds from any sale or other liquidations of any of the Company’s properties or certain refinancings. Following the Initial Closing, the Brookfield Investor has agreed to purchase additional Class C Units at Subsequent Closings in an aggregate amount not to exceed $265.0 million. Generally, the proceeds from the sale of Class C Units at Subsequent Closings may be used to redeem the Grace Preferred Equity Interests required to be redeemed at or around the time they are required to be redeemed, and with respect to the Subsequent Closings, the Company will also have an obligation under the Grace Agreements to use 35% of the proceeds from any issuances of interests in the Company or any of its subsidiaries to redeem the Grace Preferred Equity Interests. However, the Subsequent Closings are subject to conditions, and may not be completed on their current terms, or at all.

The Grace Amendments provide for certain changes to provisions related to transfer restrictions on membership interests in the Grace Holdcos and the events that would constitute a change in control of the Company under the Grace Agreements. These changes reflect both the Company’s termination of its external management relationship with the Advisor as well as the significance of the investment made by the Brookfield Investor in its capacity as the holder of Class C Units. The Grace Amendments also amend the Grace Agreements to reflect that, in connection with the Grace Holders consenting to the consummation of the Initial Closing, the Brookfield Investor entered into the following agreements with the Grace Holders: (i) a payover guarantee, pursuant to which the Brookfield Investor and the Special General Partner agreed that, if either of them receives any proceeds required under the Grace Agreements to be used to redeem Grace Preferred Equity Interests, those proceeds will be paid to the Grace Holders; and (ii) a standstill agreement pursuant to which the Brookfield Investor and certain of its affiliates agreed that, unless the Grace Preferred Equity Interests were simultaneously being, or have previously been, fully redeemed, certain affiliates of the Brookfield Investor will not be permitted to purchase any interest in the Company’s mortgage and mezzanine loans encumbering the hotels directly owned by the Grace Holdcos or in any other indebtedness of the Grace Holdcos or encumbering those hotels.

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Other than with respect to the Grace Agreements and as described herein, there are no material relationships between the Company, on the one hand, and the Grace Holders, on the other hand.

The summary of the Grace Amendments contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Grace Amendments, copies of which are filed as Exhibits 10.18 and 10.19 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

At the Initial Closing, the Advisory Agreement was terminated pursuant to the Framework Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Property Management Transactions” is hereby incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Kahane and Burns

The resignations of William M. Kahane, from the Board and as executive chairman, and Robert H. Burns, from the Board, that were delivered in connection with the Company’s entry into SPA became effective at the Initial Closing.

At the Initial Closing, following approval by a special compensation committee established by the Board in connection with the Initial Closing (the “Special Compensation Committee”), 3,262 unvested restricted shares of the Company’s common stock (“restricted shares”) owned by Mr. Burns became vested simultaneously with his resignation as a member of the Board. If vesting had not been accelerated by the Board, 2,716 of these unvested restricted shares would have been forfeited upon Mr. Burns’ voluntary resignation in accordance with the terms of the related restricted share award agreements and the Company’s Employee and Director Incentive Restricted Share Plan (the “RSP”).

Messrs. Kahane and Burns did not resign pursuant to any disagreement with the Company. Messrs. Burns and Kahane have advised the Company they will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Elections of Mehlman, Wiles, Baron, Joyce and Glickman

At the Initial Closing, Jonathan P. Mehlman, Bruce G. Wiles and Lowell G. Baron were elected to the Board effective immediately following the resignation of Messrs. Kahane and Burns, in connection with which the Board was expanded from four to five members. Mr. Wiles was appointed Chairman of the Board in connection with his election. In addition, at the Initial Closing, Stephen P. Joyce and Edward A. Glickman were elected as members of the Board effective upon the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, in connection with which the Board will be expanded from five to seven members.

Messrs. Wiles and Baron were elected as the Redeemable Preferred Directors pursuant to the Brookfield Investor’s rights as the holder of the Redeemable Preferred Share and pursuant to the SPA. Messrs. Wiles and Baron are both managing partners of Brookfield Asset Management Inc., an affiliate of the Brookfield Investor, and Mr. Wiles is also president and chief operating officer of another affiliate of the Brookfield Investor. Other than as described in this Current Report on Form 8-K, there are no transactions reportable under Item 404(a) of Regulation S-K involving Messrs. Wiles or Baron.

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Prior to their election by the Board as independent directors, Messrs. Joyce and Glickman were approved by the Brookfield Investor as the Additional Independents pursuant to its rights as the holder of the Redeemable Preferred Share and pursuant to the SPA. There are no transactions reportable under Item 404(a) of Regulation S-K involving Messrs. Joyce or Glickman.

AR Capital controls, and indirectly owns 95% of the membership interests in, the ARC Property Manager, and Mr. Mehlman owns the remaining 5% of the membership interests. AR Capital owns 60% of the membership interests in Crestline, and Mr. Mehlman has a 5% profits interest in AR Capital’s interests in Crestline. AR Capital controls, and indirectly owns, the Advisor, and Mr. Mehlman has a 5% profits interest in the Advisor. Other than as described in this Current Report on Form 8-K and the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016, there are no transactions reportable under Item 404(a) of Regulation S-K involving Mr. Mehlman.

Chairman and Committees

In connection with this expansion of the Board, the Board also approved the establishment of a Compensation Committee of the Board (the “Compensation Committee”) and a Nominating and Corporate Governance Committee of the Board (the “NCG Committee”). The charters for these new committees, as well as amended and restated charters for the existing Audit Committee of the Board (the “Audit Committee”) and the existing Conflicts Committee of the Board (the “Conflicts Committee”), are available on the Company’s website at www.HITREIT.com.

The composition of the committees of the Board following the election of these new directors is as follows:

Audit Committee

Stanley R. Perla (Chair)

Edward A. Glickman

Abby M. Wenzel

Compensation Committee

Lowell G. Baron (Chair)

Edward A. Glickman

Stephen P. Joyce

NCG Committee

Bruce G. Wiles (Chair)

Stanley R. Perla

Conflicts Committee

Abby M. Wenzel (Chair)

Stephen P. Joyce

Amendment and Restatement of Employee and Director Incentive Restricted Share Plan

In connection with the Initial Closing, the Special Compensation Committee approved and adopted an amendment and restatement of the RSP (the “A&R RSP”), which currently provides for grants of restricted shares but not other forms of awards. The amendments effected by the A&R RSP will enable the Company to grant awards to employees, officers and directors of the Company and its affiliates of restricted stock units in respect of shares of the Company’s common stock (“RSUs”), which represent a contingent right to receive shares of the Company’s common stock (or an amount of cash having an equivalent fair market value) at a future settlement date, subject to satisfaction of applicable vesting conditions and/or other restrictions, as set forth in the A&R RSP and an award agreement evidencing the grant of RSUs. In addition, the Special Compensation Committee approved a form of RSU award agreement with respect to RSUs that will be awarded to officers in the future (the “RSU Agreement”).

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The amendments effected by the A&R RSP also eliminated provisions of the RSP under which automatic grants of restricted shares had been issued to the Company’s independent directors and provisions related to the Company being externally managed. In lieu of automatic grants of restricted shares, following the Initial Closing the Company’s non-employee directors will receive annual grants of awards of RSUs or restricted shares for their services to the Company, as described in more detail below under the caption “Director Compensation Policy.”

The summary of the A&R RSP and the RSU Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R RSP and the RSU Agreement, copies of which are filed as Exhibits 10.20 and 10.21 to this Current Report on Form 8-K and incorporated herein by reference.

Director Compensation Policy

Effective at the Initial Closing, the Special Compensation Committee adopted a new director compensation policy, which will apply to all directors who are not employees of the Company. Mr. Mehlman, as an employee of the Company, will not receive any compensation for his service on the Board but all other directors (including, subject to the terms of the CPA (as defined below), Redeemable Preferred Directors) will receive compensation.

Under the new director compensation policy, directors will be paid an annual cash retainer in the amount of $100,000 as consideration for their time and efforts in serving on the Board. The chairs of the Audit Committee and Compensation Committee will each receive an additional cash retainer of $15,000, while the chairs of the Nominating and Corporate Governance Committee and Conflicts Committee each receive an additional cash retainer of $10,000. Members of the Audit Committee other than the chair will each receive an additional cash retainer of $5,000, while members of the Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee will each receive an additional cash retainer of $2,500. There will be no additional fees paid for attending Board or committee meetings. Directors may be offered an election to receive all or any portion of their cash retainers in vested shares of the Company’s common stock or RSUs in lieu of cash.

In addition, the director compensation policy contemplates that, on the first business day in July of each year starting in 2017, directors will be granted an award of RSUs or restricted shares (as determined by the Board on the date of grant) having an aggregate value of $50,000, based on the fair market value of a share of the Company’s common stock (as determined by the Board in good faith on the date of grant). These RSUs or restricted shares would become vested on the earlier of the date of the annual meeting in the year following the year in which the grant date occurs and the first anniversary of the date of grant, in each case, subject to continued service on the Board through the vesting date. If a director resigns prior to any vesting date, the director would forfeit all unvested RSUs or restricted shares for no consideration. Vesting of RSUs or restricted shares would accelerate upon a change in control (as defined in the A&R RSP) of the Company. Unless deferred pursuant to a timely election under a deferred compensation arrangement approved by the Board, vested RSUs will be settled in shares of the Company’s common stock on the earlier of the date of the termination of their service to the Board, a change in control, and the third anniversary of vesting.

Compensation Payment Agreement

At the Initial Closing, the Company, Mr. Baron, Mr. Wiles and an affiliate of the Brookfield Investor entered into a Compensation Payment Agreement (the “CPA”), pursuant to which the Company agreed to pay any director compensation owed to Mr. Baron or Mr. Wiles to the affiliate of the Brookfield Investor instead.

The summary of the CPA herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CPA, a copy of which is filed as Exhibit 10.22 to this Current Report on Form 8-K and incorporated herein by reference.

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Election of Paul C. Hughes as General Counsel and Secretary

At the Initial Closing, the Board elected Paul C. Hughes to serve as the Company’s general counsel and secretary, effective immediately.

Prior to this election, Mr. Hughes, 49, served as Senior Vice President, Counsel – Hospitality and had worked at AR Global since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as vice president, general counsel and corporate secretary of CapLease, Inc. (“CapLease”), a NYSE-listed REIT, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into American Realty Capital Properties, Inc. (n/k/a VEREIT, Inc.), a NASDAQ-listed REIT, which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997. There are no transactions reportable under Item 404(a) of Regulation S-K involving Mr. Hughes.

Executive Employment Agreements

At the Initial Closing, the Company entered into employment agreements (the “Employment Agreements”) with each of Mr. Mehlman, the Company’s chief executive officer and president, Edward Hoganson, the Company’s chief financial officer and treasurer (who also served as the Company’s secretary prior to the election of Mr. Hughes to that position), and Mr. Hughes.

The summary of the Employment Agreements contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, copies of which are filed as Exhibits 10.23, 10.24 and 10.25 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement with Mr. Mehlman

Pursuant to his Employment Agreement, Mr. Mehlman will serve as the Company’s chief executive officer and president from the Initial Closing through the second anniversary of the Initial Closing, with automatic one-year renewals at the end of the employment term (including any renewal employment term) unless either party delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term.

Pursuant to his Employment Agreement, Mr. Mehlman will receive an annual base salary of $750,000 and be eligible for an annual bonus upon achievement of performance goals based on the achievement of individual and Company performance goals previously established by the Board after consultation with Mr. Mehlman. Mr. Mehlman’s target annual bonus will be 130% of his base salary, Mr. Mehlman’s threshold annual bonus will be 67% of his base salary and Mr. Mehlman’s maximum annual bonus will be 225% of his base salary, with the actual annual bonus determined in the sole discretion of the Board, except that for the fiscal year ending December 31, 2017, Mr. Mehlman’s bonus will be no less than 67% of his base salary. Mr. Mehlman will be eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements, and will receive a whole life insurance policy with a death benefit of at least $500,000 and a health club membership.

Mr. Mehlman will be eligible to participate in the Company’s long-term incentive program (the “LTIP”) during his employment. Mr. Mehlman will receive an initial LTIP award on the first business day of July 2017, subject to his continued employment through that date, consisting of 35,000 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through each applicable vesting date. Thereafter, for each fiscal year beginning with the 2017, Mr. Mehlman will be eligible to receive an annual LTIP award of RSUs, vesting 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Annual LTIP awards will be granted by February 15 in the first quarter of the year following the year to which the annual LTIP award relates, subject to Mr. Mehlman’s continued employment through the date of grant. Under his Employment Agreement, Mr. Mehlman’s target annual LTIP award is 135,000 RSUs, with the actual number of RSUs comprising the annual LTIP award for any year to be determined by the Board in its sole discretion based on the achievement of Company performance goals established by the Board after consultation with Mr. Mehlman.

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If Mr. Mehlman’s employment is terminated by the Company without “cause” or by Mr. Mehlman for “good reason” (as such terms are defined in his Employment Agreement) or upon expiration following non-renewal of the employment term by the Company, then Mr. Mehlman would be entitled to receive accrued salary and earned bonuses, to the extent unpaid, a pro-rata annual bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards. In addition, Mr. Mehlman would receive an aggregate amount equal to the sum of (i) the greater of (x) one and one-half times his annual base salary and (y) his annual base salary payable through the remainder of the initial employment term (the “Salary Amount”), plus (ii) the greater of (x) the annual bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual bonus paid to him for the three most recently completed fiscal years preceding the date of termination (the “Bonus Amount”), with such amount payable in equal payments over 12 months (or if longer, the remainder of the initial employment term) (the “Severance Period”), and continued payment or reimbursement by the Company for his life, disability, dental, and health insurance coverage, on a monthly basis, for the longer of (x) the Severance Period and (y) 18 months following termination, to the same extent that the Company paid for such coverage during his employment; provided, however, if such termination occurs within 12 months following a change in control of the Company (as defined in the Employment Agreements), then he will receive a lump sum payment equal to two times the Salary Amount plus three times the Bonus Amount, and up to 24 months’ continuation of life, disability, dental, and health insurance coverage. The foregoing severance payments and benefits generally are conditioned on timely execution and delivery (without revocation) of a release of claims by Mr. Mehlman.

Mr. Mehlman’s Employment Agreement also generally provides that Mr. Mehlman will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting the Company’s employees, clients and investors, and, if severance is paid, competing with the Company.

Employment Agreements with Messrs. Hoganson and Hughes

Pursuant to their respective Employment Agreements, Mr. Hoganson will serve as the Company’s chief financial officer and treasurer, and Mr. Hughes will serve as the Company’s general counsel and secretary, from the Initial Closing through the first anniversary of the Initial Closing, with automatic one-year renewals at the end of the employment term (including any renewal employment term) unless either party delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term.

Pursuant to their respective Employment Agreements, each of Messrs. Hoganson and Hughes will receive an annual base salary of $375,000 and be eligible for an annual bonus upon achievement of performance goals based on the achievement of individual and Company performance goals previously established by the Board after consultation with the Company’s chief executive officer. In addition, each of Messrs. Hoganson and Hughes will have a target annual bonus equal to 75% of his base salary, a threshold annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 150% of his base salary, with the actual annual bonus determined in the sole discretion of the Board, except that for the fiscal year ending December 31, 2017, the bonus for each of Messrs. Hughes and Hoganson will be no less than 50% of his base salary. Messrs. Hoganson and Hughes will be eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements. Under his Employment Agreement, the Company has agreed to continue to pay or reimburse Mr. Hughes for the cost of the annual premiums for certain existing life and disability insurance policies.

During employment with the Company, each of Messrs. Hoganson and Hughes will be eligible to participate in the LTIP. Each of Messrs. Hoganson and Hughes will receive an initial LTIP award on the first business day of July 2017, subject to his continued employment through that date, consisting of 8,750 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Thereafter, for each fiscal year beginning with the 2017 fiscal year, each of Messrs. Hoganson and Hughes will be eligible to receive an annual LTIP award of RSUs, granted by February 15 in the first quarter of the year following the year to which the annual LTIP award relates, subject to continued employment through the date of grant. The annual LTIP award will vest 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Under their respective Employment Agreements, the target annual LTIP award for each of Messrs. Hoganson and Hughes is 33,250 RSUs, with the actual number of RSUs comprising their annual LTIP awards for any year to be determined by the Board in its sole discretion based on the achievement of Company performance goals established by the Board after consultation with the Company’s chief executive officer.

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If the employment of either of Messrs. Hoganson or Hughes is terminated by the Company without “cause” or by either of Messrs. Hoganson or Hughes for “good reason” (as such terms are defined in the applicable Employment Agreement) or upon expiration following non-renewal of the employment term by the Company, then either of Messrs. Hoganson or Hughes would be entitled to receive accrued salary and earned bonuses, to the extent unpaid, a pro-rata annual bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards. In addition, either of Messrs. Hoganson or Hughes would receive an aggregate amount (the “Severance Amount”) equal to the sum of (i) his annual base salary, plus (ii) the greater of (x) the annual bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual bonus paid to him for the three most recently completed fiscal years preceding the date of termination, payable over 12 months, as well as continued payment or reimbursement by the Company for his life, disability, dental, and health insurance coverage for 12 months to the same extent that the Company paid for such coverage during his employment; provided, however, if such termination occurs within 12 months following a change in control of the Company (as defined in the Employment Agreements), then either of Messrs. Hoganson or Hughes will receive a lump sum payment equal to two times the Severance Amount and continuation of life, disability, dental, and health insurance coverage for up to 24 months. The foregoing severance payments and benefits generally are conditioned on timely execution and delivery (without revocation) of a release of claims by either of Messrs. Hoganson or Hughes.

The Employment Agreements for Messrs. Hoganson and Hughes also generally provide that each will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting the Company’s employees, clients and investors, and, if severance is paid, competing with the Company.

Indemnification Agreements

In connection with the election of each of Messrs. Wiles, Baron, Joyce and Glickman as a director of the Company and the election of Mr. Hughes as an officer of the Company, the Company entered into an indemnification agreement with each of them. In addition, the Company entered into new indemnification agreements with each of its continuing directors, Mr. Perla and Ms. Wenzel, and each of its continuing officers, Mr.. Mehlman (who was also elected as a director, and, as such, also entered into his indemnification agreement in such capacity) and Mr. Hoganson. These new indemnification agreements (collectively, the “Indemnification Agreements”) are based on substantially the form attached as an exhibit to the SPA. Under the Indemnification Agreements, each new and continuing director or officer of the Company will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him or her as a director or officer of the Company as a result of his or her service, subject to the limitations set forth in the Indemnification Agreements. The Indemnification Agreements entered into with Messrs. Wiles and Baron also include certain other agreements with respect to certain indemnification obligations and other obligations of the Brookfield Investor that are intended to be secondary to the indemnification and other obligations of the Company under such Indemnification Agreements.

The summary of the Indemnification Agreements contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Indemnification Agreements, a copy of which is filed as Exhibit 10.26 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendment

In connection with the Initial Closing, the Company filed an amendment to the Charter solely to change the name of the Company from “American Realty Capital Hospitality Trust, Inc.” to “Hospitality Investors Trust, Inc.” (the “Charter Amendment”) with the SDAT, which became effective upon filing.

The summary of the Charter Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Articles Supplementary

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Articles Supplementary” is hereby incorporated by reference into this Item 5.03.

Change to Aggregate Share Ownership Limit

In connection with the Initial Closing, the Company filed a Certificate of Notice (the “Notice”) with the SDAT with respect to the Board’s determination to decrease the Aggregate Share Ownership Limit to 4.9% in value of the aggregate of the outstanding shares of Capital Stock (as defined in the Charter) and not more than 4.9% in value or in number of shares, whichever is more restrictive, of any class or series of shares of Capital Stock. The decreased Aggregate Share Ownership Limit will not be effective for any person whose percentage ownership of Capital Stock is in excess of such decreased Aggregate Share Ownership Limit at the time of the Notice until such time as such person’s percentage of Capital Stock equals or falls below the decreased Aggregate Share Ownership Limit, but any further acquisition of Capital Stock in excess of the decreased Aggregate Share Ownership Limit is prohibited.

The summary of the Notice contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Notice, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Bylaws

At the Initial Closing, the amendment and restatement of the Company’s bylaws (the “A&R Bylaws”) contemplated by the SPA became effective. The amendments to the Company’s bylaws reflected in the A&R Bylaws generally give effect to the rights of the holder of the Redeemable Preferred Share and the role of the Redeemable Preferred Directors under the Articles Supplementary. The A&R Bylaws also give effect to other clarifications and revisions to the Company’s bylaws, including the removal of the Advisor and its affiliates from the provisions related to indemnification and the advancement of expenses.

The summary of the A&R Bylaws contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Other Events.

Press Release

On March 31, 2017, the Company issued a press release announcing the Initial Closing and related information.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

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Item 8.01.	Other Events.

Termination of Share Repurchase Program

On March 31, 2017, as authorized by the Board, the Company’s Amended and Restated Share Repurchase Program was terminated effective as of April 30, 2017.

Valuation Guidelines

At the Initial Closing, the Board amended its previously adopted valuation guidelines which are used in connection with determining the estimated net asset value per share of the Company’s common stock (“Estimated Per-Share NAV”). These amendments to the valuation guidelines provide that, following the Initial Closing, the Company, and not the Advisor, will calculate Estimated Per-Share NAV taking into consideration the appraisals of the Company’s real estate assets performed by an independent valuation firm and in accordance with the other relevant provisions of the valuation guidelines, and that the Company, and not the Advisor, will review valuations established by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The Board will continue to oversee calculation and reviews and will maintain the authority and responsibility for approving the valuation and determining Estimated Per-Share NAV. The Board last determined an Estimated Per-Share NAV on July 1, 2016, which was published on the same day, and it is currently anticipated that the Company will publish an updated Estimated Per-Share NAV on at least an annual basis.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the Company’s ability to obtain additional debt or equity financing to meet its capital needs, pursuant to Subsequent Closings, which are subject to conditions, or otherwise; risks associated with the Company’s transition to self-management pursuant to the Framework Agreement; risks associated with potential conflicts of interest with the Brookfield Investor, which may not be resolved in favor of the Company or its stockholders; the Company’s ability to complete its pending acquisitions of hotels on the current terms, or at all; changes in interest rates; the effect of general market, real estate market, economic and political conditions, including global credit market conditions; the effect of market conditions that affect all hotel properties and risks common to the hotel industry; the Company’s ability to make scheduled payments on its debt and preferred equity obligations, as well as distributions payable with respect to Class C Units; the degree and nature of the Company’s competition; the availability of qualified personnel to the Company and its property managers, including Crestline; the Company’s ability to qualify and maintain qualification as a REIT; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 28, 2016, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Articles of Amendment for Hospitality Investors Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland on March 31, 2017.

3.2	Articles Supplementary of Hospitality Investors Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland on March 31, 2017.

3.3	Certificate of Notice of Hospitality Investors Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland on March 31, 2017.

3.4	Amended and Restated Bylaws of Hospitality Investors Trust, Inc.

4.1	Form of Stock Certificate of the Redeemable Preferred Share.

4.2	Amended and Restated Agreement of Limited Partnership of Hospitality Investors Trust Operating Partnership L.P., dated as of March 31, 2017, by and among Hospitality Investors Trust, Inc., Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC and BSREP II Hospitality II Special GP OP LLC.

10.1	Ownership Limit Waiver Agreement, dated as of March 31, 2017, between Hospitality Investors Trust, Inc. and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC.

10.2	Registration Rights Agreement, dated as of March 31, 2017, by and among Hospitality Investors Trust, Inc., Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, American Realty Capital Hospitality Advisors, LLC and American Realty Capital Hospitality Properties, LLC.

10.3	Transition Services Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Advisors, LLC, Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P.

10.4	Transition Services Agreement, dated as of March 31, 2017, by and among Crestline Hotels & Resorts LLC, Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P.

10.5	Assignment and Amendment of Current Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, HIT Portfolio I TRS, LLC, HIT Portfolio I NTC TRS, LP and HIT Portfolio I MISC TRS, LLC.

10.6	Assignment and Amendment of Current Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, HIT Portfolio II NTC TRS, LP, HIT Portfolio II TRS, LLC and HIT Portfolio II MISC TRS, LLC.

10.7	Assignment and Amendment of Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, HIT Portfolio I TRS, LLC, HIT Portfolio I NTC TRS, LP, HIT Portfolio II NTC TRS, LP, HIT Portfolio I DEKS TRS, LLC and HIT Portfolio I KS TRS, LLC.

10.8	Assignment and Amendment of Crestline SWN Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Properties, LLC, Crestline Hotels & Resorts, LLC, HIT SWN INT NTC TRS, LP, HIT SWN TRS, LLC and HIT SWN CRS NTC TRS, LP.

10.9	Assignment and Amendment of Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Properties, LLC, Crestline Hotels & Resorts, LLC, HIT TRS Baltimore, LLC, HIT TRS Providence, LLC, HIT TRS GA Tech, LLC and HIT TRS Stratford, LLC.

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10.10	Omnibus Agreement for Termination of Sub-Management Agreements, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, American Realty Capital Hospitality Properties, LLC, Crestline Hotels & Resorts, LLC and Crestline Hotels Ohio BEVCO, LLC.

10.11	Omnibus Agreement for Termination of Management Agreements, dated as of March 31, 2017, by and among HIT Portfolio I HIL TRS, LLC, HIT Portfolio I NTC HIL TRS, LP, HIT Portfolio II HIL TRS, LLC, HIT II NTC HIL TRS, LP, HIT Portfolio I MCK TRS, LLC, HIT Portfolio I NTC TRS, LP, HIT Portfolio II MISC TRS, LLC, HIT Portfolio II NTC TRS, LP, HIT Portfolio I MISC TRS, LLC, HIT SWN INT NTC TRS LP, HIT SWN TRS, LLC, American Realty Capital Hospitality Grace Portfolio, LLC and American Realty Capital Hospitality Properties, LLC.

10.12	Omnibus Assignment and Amendment of Management Agreement, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, HIT Portfolio I HIL TRS, LLC, HIT Portfolio I NTC HIL TRS, LP, HIT Portfolio II HIL TRS, LLC, HIT Portfolio II NTC HIL TRS, LP, Hampton Inns Management LLC and Homewood Suites Management LLC.

10.13	Assignment and Amendment of Management Agreements, dated as of March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, HIT Portfolio I MCK TRS, LLC, HIT Portfolio I NTC TRS, LP, HIT Portfolio II NTC TRS, LP, HIT Portfolio II MISC TRS, LLC and McKibbon Hotel Management, Inc.

10.14	Assignment and Amendment of Management Agreements, dated March 31, 2017, by and among American Realty Capital Hospitality Grace Portfolio, LLC, HIT Portfolio I MISC TRS, LLC and Innventures IVI, LP.

10.15	Assignment and Assumption Agreement, dated March 31, 2017, by and among American Realty Capital Hospitality Advisors, LLC, AR Global Investment, LLC and Hospitality Investors Trust Operating Partnership, L.P.

10.16	Mutual Waiver and Release, dated as of March 31, 2017 by and among American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P., American Realty Capital Hospitality Special Limited Partnership, LLC and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC.

10.17	Trademark License Agreement, dated as of March 31, 2017, by and between (i) AR Capital, LLC and American Realty Capital Hospitality Advisors, LLC and (ii) Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P.

10.18	First Amendment, dated as of March 31, 2017, to the Amended and Restated Limited Liability Company Agreement of HIT Portfolio I Holdco, LLC, dated as of February 27, 2015.

10.19	Second Amendment, dated as of March 31, 2017, to the Amended and Restated Limited Liability Company Agreement of HIT Portfolio II Holdco, LLC, dated as of February 27, 2015.

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10.20	Amended and Restated Employee and Director Incentive Restricted Share Plan of Hospitality Investors Trust, Inc.

10.21	Form of Restricted Share Unit Award Agreement (Officers).

10.22	Compensation Payment Agreement, dated as of March 31, 2017, by and among Hospitality Investors Trust, Inc., Lowell G. Baron, Bruce G. Wiles and BSREP II Hospitality II Board LLC.

10.23	Employment Agreement, dated as of March 31, 2017, by and between Jonathan P. Mehlman and Hospitality Investors Trust, Inc.

10.24	Employment Agreement, dated as of March 31, 2017, by and between Edward Hoganson and Hospitality Investors Trust, Inc.

10.25	Employment Agreement, dated as of March 31, 2017, by and between Paul C. Hughes and Hospitality Investors Trust, Inc.

10.26	Form of Indemnification Agreement.

99.1	Press Release dated March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY INVESTORS TRUST, INC.

Date: March 31, 2017	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President

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